     As filed with the Securities and Exchange Commission on August 27, 1996
                                                Registration NO.333-
- --------------------------------------------------------------------------------
                       SECURITIES AND EXCHANGE COMMISSION
                              Washington, DC 20549


                                    FORM S-8
                             REGISTRATION STATEMENT
                                      Under
                           THE SECURITIES ACT OF 1933


                          MAGAININ PHARMACEUTICALS INC.
               (Exact name of issuer as specified in its charter)

        Delaware                                         13-3445668
 (State or other jurisdiction of            (I.R.S. Employer Identification No.)
 incorporation or organization)

                                5110 Campus Drive
                           Plymouth Meeting, PA 19462
                    (Address of principal executive offices)

                             1992 STOCK OPTION PLAN
                            (Full title of the plans)

                                   JAY MOORIN
                             Chairman, President and
                             Chief Executive Officer
                          Magainin Pharmaceuticals Inc.
                                5110 Campus Drive
                           Plymouth Meeting, PA 19462
                     (Name and address of agent for service)

                                 (610) 941-4020
          (Telephone number, including area code, of agent for service)


                                    Copy to:
                                  DAVID R. KING
                           Morgan, Lewis & Bockius LLP
                              2000 One Logan Square
                           Philadelphia, PA 19103-6993
                                 (215) 963-5371

                         CALCULATION OF REGISTRATION FEE

- ------------------------------  ---------------------------- ------------------  ------------------------ ------------------
      Title of securities               Amount to be          Proposed maximum       Proposed maximum         Amount of
    to be registered under            registered under         offering price       aggregate offering     registration fee
    1992 Stock Option Plan         1992 Stock Option Plan        per share*               price*
- ------------------------------  ---------------------------- ------------------  ------------------------ ------------------
         Common Stock,
par value $.002 per share                 1,000,000                $11.281               $11,281,000              $3,890
==============================  ============================ ==================  ======================== ==================

(*) Estimated pursuant to paragraphs (c) and (h) of Rule 457 solely for the purpose of calculating the registration fee, based upon the average of the reported high and low sales prices of shares of Common Stock on August 26, 1996, as reported on the Nasdaq National Market.

                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3.  INCORPORATION OF DOCUMENTS BY REFERENCE.

                  The following documents, as filed by Magainin Pharmaceuticals Inc. ("the Company") with the Securities and Exchange Commission, are incorporated by reference in this Registration Statement and made a part hereof:

                              (a) The Company's latest annual report, filed
             pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (the "Exchange Act").

                              (b) All other reports filed pursuant to Section
             13(a) or 15(d) of the Exchange Act since the end of the fiscal year covered by the annual report referred to in (a) above.

                              (c) The description of the Common Stock of the
             Company contained in a registration statement filed under the Exchange Act, including any amendment or report filed for the purpose of updating such description.

                  All reports and other documents subsequently filed by the Company pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, prior to the filing of a post-effective amendment that indicates that all securities offered hereby have been sold or that deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference herein and to be part hereof from the date of filing of such documents. Any statement contained in any document, all or a portion of which is incorporated by reference herein, shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained or incorporated by reference herein modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.


ITEM 4.  DESCRIPTION OF SECURITIES.

                      Not applicable.


ITEM 5.  INTERESTS OF NAMED EXPERTS AND COUNSEL.

                      Not applicable.


ITEM 6.  INDEMNIFICATION OF DIRECTORS AND OFFICERS.

                  Section 145 of the Delaware General Corporation Law ("Section 145") permits indemnification of directors, officers, agents and controlling persons of a corporation under certain conditions and subject to certain limitations. Article 9 of the Company's By-laws provides for the indemnification of directors, officers, employees and agents of the Company to the maximum extent permitted by the Delaware General Corporation Law. Section 145 empowers a corporation to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that he is or was a director, officer or agent of the corporation or another enterprise if serving at the request of the corporation. Depending on the character of the proceeding, a corporation may indemnify against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred in connection with such action, suit or proceeding if the person indemnified acted in good faith and in a manner he reasonably believed to be in or not opposed to, the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. In the case of an action by or in the right of the corporation, no indemnification may be made with respect to any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation unless and only to the extent that the Court of Chancery or the court in which such action or suit was brought shall determine that despite the adjudication of liability such person is fairly and reasonably entitled to indemnity for such expenses which the court shall deem proper. Section 145 further provides that to the extent a director, officer, employee or agent of a corporation has been successful in the defense of any action, suit or proceeding referred to above or in the defense of any claim, issue or matter therein, he shall be indemnified against expenses (including attorneys' fees) actually and reasonably incurred by him in connection therewith.

                  The Company's By-laws permit it to purchase insurance on behalf of any such person against any liability asserted against him and incurred by him in any such capacity, or arising out of his status as such, whether or not the Company would have the power to indemnify him against such liability under the foregoing provision of the By-laws.


ITEM 7.  EXEMPTION FROM REGISTRATION CLAIMED.

                      Not applicable.



ITEM 8.  EXHIBITS.

                      The following is a list of exhibits filed as part of this Registration Statement.

Exhibit
Number                            Exhibit
- ------                            -------
  4.1           -     1992 Stock Option Plan, As Amended

  5.1           -     Opinion of Morgan, Lewis & Bockius LLP

 23.1           -     Consent of Richard A. Eisner & Company

 23.2           -     Consent of Morgan, Lewis & Bockius LLP (included as part
                      of Exhibit 5.1)

 25.1           -     Power of Attorney (included as part of the signature page)

ITEM 9.  UNDERTAKINGS.

                      (a)  The undersigned registrant hereby undertakes:

                              (1) To file, during any period in which offers or
sales are being made, a post-effective amendment to this registration statement:

                                       (i) To include any prospectus required by
                      Section 10(a)(3) of the Securities Act of 1933;

                                       (ii) To reflect in the prospectus any
                      facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement; and

                                       (iii) To include any material information
                      with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

                              Provided, however, that paragraphs (a)(1)(i) and
(a)(1)(ii) of this section do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the Company pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

                              (2) That, for the purpose of determining any
liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                              (3) To remove from registration by means of a
post-effective amendment any of the securities being registered that remain unsold at the termination of the offering.


                      (b) The undersigned registrant hereby undertakes that, for the purpose of determining any liability under the Securities Act of 1933, each filing of the Company's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of a plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of
1934) that is incorporated by reference in this registration statement shall be deemed to be a new registration statement relating to the securities offered therein and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                      (c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

                      Pursuant to the requirements of the Securities Act of 1933, the Company certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the Town of Plymouth Meeting, Commonwealth of Pennsylvania, on this 16th day of August, 1996.

                                       MAGAININ PHARMACEUTICALS INC.

                                       By:  /s/Jay Moorin
                                            ----------------------------------
                                            Jay Moorin
                                            Chairman, President and Chief
                                            Executive Officer

                      Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by or on behalf of the following persons in the capacities and on the dates indicated.

                      Each person, in so signing, also makes, constitutes and appoints Jay Moorin, Chairman, President and Chief Executive Officer, and Michael R. Dougherty, Executive Vice President and Chief Financial Officer, and each of such officers acting singly, his true and lawful attorney-in-fact, in his name, place and stead to execute and cause to be filed with the Securities and Exchange Commission any or all amendments to this Registration Statement, with all exhibits and any and all documents required to be filed with respect thereto, and to do and perform each and every act and thing necessary to effectuate the same.

Signature                                       Title                                                     Date
- ---------                                       -----                                                     ----
/s/ Jay Moorin                                  Chairman, President and Chief Executive             August 16, 1996
- ----------------------------------------        Officer and Director (Principal
Jay Moorin                                      Executive Officer)



/s/ Michael R. Dougherty                        Executive Vice President and Chief                  August 16, 1996
- ------------------------------------            Executive Officer
Michael R. Dougherty                            (Principal Financial and Accounting Officer)


/s/ Michael A. Zasloff, M.D., Ph.D.             Vice Chairman, Executive Vice President             August 16, 1996
- -----------------------------------             and Director
Michael A. Zasloff, M.D., Ph.D.

                                                                                                    August __, 1996
                                                Director
- -----------------------------------
Bernard Canavan, Ph.D.


/s/ James H. Cavanaugh, Ph.D.                   Director                                            August 16, 1996
- -----------------------------------
James H. Cavanaugh, Ph.D.

/s/ Zola P. Horovitz, Ph.D.                     Director                                            August 16, 1996
- -----------------------------------
Zola P. Horovitz, Ph.D.

                                INDEX TO EXHIBITS

Exhibit                                                                       Sequentially
Number                                       Exhibit                          Numbered Page
- ------                                       -------                          -------------

  4.1        -    1992 Stock Option Plan, As Amended

  5.1        -    Opinion of Morgan, Lewis & Bockius LLP

 23.1        -    Consent of Richard A. Eisner & Company

 23.2        -    Consent of Morgan, Lewis & Bockius LLP (included as
                  part of Exhibit 5.1)

 25.1        -    Power of Attorney (included as part of the signature page)